EXHIBIT 99.1

Consolidated Communications Shareholders Approve SureWest Acquisition

MATTOON, Ill., June 12, 2012 (GLOBE NEWSWIRE) -- Consolidated Communications Holdings, Inc. (Nasdaq:CNSL) ("Consolidated") announced that during its annual meeting held today, shareholders approved the issuance of Consolidated common stock pursuant to the merger agreement between Consolidated and SureWest Communications (Nasdaq:SURW) ("SureWest"). Approximately 98.4% of the votes cast on the merger proposal voted in favor of it.

Under the terms of the merger agreement, SureWest's shareholders may elect to exchange each share of SureWest common stock for either $23.00 in cash or shares of Consolidated common stock having an equivalent value based on average trading prices for the 20 consecutive trading days ending on the second trading day preceding the closing date, subject to a collar so that no more than 1.40565 shares of Consolidated common stock will be issued for each share of SureWest common stock. If the 20-day trailing average is below $16.36, the collar will apply. Overall elections are subject to proration such that 50 percent of the SureWest shares will be exchanged for cash and 50 percent for stock. SureWest shareholders should not recognize any gain or loss for U.S. federal income tax purposes if they exchange their SureWest shares solely for shares of Consolidated common stock in the merger.

All regulatory notices and approvals that are conditions to the merger have been completed.

Also at the meeting today, Consolidated shareholders re-elected Richard A. Lumpkin as a Class I director and ratified the appointment of Ernst & Young LLP as Consolidated's independent registered public accounting firm for the fiscal year ending December 31, 2012.

Safe Harbor

Any statements other than statements of historical facts, including statements about management's beliefs and expectations, are forward-looking statements and should be evaluated as such. These statements are made on the basis of management's views and assumptions regarding future events and business performance. Words such as "estimate," "believe," "anticipate," "expect," "intend," "plan, "target," "project," "should," "may," "will" and similar expressions are intended to identify forward-looking statements. Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. These risks and uncertainties include the ability of Consolidated to complete the acquisition of SureWest, successfully integrate the operations of SureWest and realize the synergies from the acquisition, as well as a number of other factors related to the businesses of Consolidated and SureWest, including various risks to stockholders of not receiving dividends and risks to Consolidated's ability to pursue growth opportunities if Consolidated continues to pay dividends according to the current dividend policy; various risks to the price and volatility of Consolidated's common stock; the substantial amount of debt and Consolidated's ability to repay or refinance it or incur additional debt in the future; Consolidated's need for a significant amount of cash to service and repay the debt and to pay dividends on Consolidated's common stock; changes in the valuation of pension plan assets; restrictions contained in Consolidated's debt agreements that limit the discretion of management in operating the business; regulatory changes, including changes to subsidies, rapid development and introduction of new technologies and intense competition in the telecommunications industry; risks associated with Consolidated's possible pursuit of acquisitions; economic conditions in Consolidated's and SureWest's service areas; system failures; losses of large customers or government contracts; risks associated with the rights-of-way for the network; disruptions in the relationship with third party vendors; losses of key management personnel and the inability to attract and retain highly qualified management and personnel in the future; changes in the extensive governmental legislation and regulations governing telecommunications providers and the provision of telecommunications services; telecommunications carriers disputing and/or avoiding their obligations to pay network access charges for use of Consolidated's or SureWest's network; high costs of regulatory compliance; the competitive impact of legislation and regulatory changes on the telecommunications industry; and liability and compliance costs regarding environmental regulations. These and other risks and uncertainties are discussed in more detail in Consolidated's and SureWest's filings with the Securities and Exchange Commission, including the companies' respective reports on Form 10-K and Form 10-Q.

Many of these risks are beyond management's ability to control or predict. All forward-looking statements attributable to Consolidated, SureWest or persons acting on behalf of each of them are expressly qualified in their entirety by the cautionary statements and risk factors contained in this communication and the companies' filings with the Securities and Exchange Commission. Because of these risks, uncertainties and assumptions, you should not place undue reliance on these forward-looking statements. Furthermore, forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the Securities and Exchange Commission, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Proxy Statement/Prospectus

This material is not a substitute for the joint proxy statement/prospectus Consolidated and SureWest filed with the Securities and Exchange Commission on March 28, 2012, which, as amended, was declared effective on April 24, 2012. Investors in Consolidated or SureWest are urged to read the joint proxy statement/prospectus, which contains important information, including detailed risk factors. The joint proxy statement/prospectus is, and other documents which will be filed by Consolidated and SureWest with the Securities and Exchange Commission will be, available free of charge at the Securities and Exchange Commission's website, www.sec.gov, or by directing a request to Consolidated Communications, 121 South 17th Street, Mattoon, IL 61938, Attention: Investor Relations; or to SureWest Communications, 8150 Industrial Avenue, Building A, Roseville, California 95678, Attention: Investor Relations. The definitive joint proxy statement/prospectus was first mailed to Consolidated's stockholders and shareholders of SureWest on May 1, 2012.

CONTACT: Matt Smith
         Treasurer & Investor Relations
         217-258-2959
         Matthew.smith@consolidated.com